Exhibit 99.1

HeartCore Reports Financial Results for Second Quarter and Six Months Ended June 30, 2025

NEW YORK and TOKYO, August 13, 2025 (GLOBE NEWSWIRE) – HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or the “Company”), a leading enterprise software and consulting services company based in Tokyo, reported financial results for the second quarter and six months ended June 30, 2025.

Second Quarter 2025 and Recent Operational & Financial Highlights

●	As of June 30, 2025, HeartCore’s total shareholders’ equity totaled $3.5 million. The Company believes that it is now in compliance with the $2.5 million minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b) for continued listing on the Nasdaq Capital Market.

●	Partnered with Silver Egg Technology CO., Ltd. to integrate new recommendation engine into its CMS platform.

●	Signed 15th and 16th Go IPO Contract.

●	Announced strategic partnership with NEC Solutions Innovators, Ltd. to enhance CMS implementation process.

Management Commentary

“I am pleased to report a strong second quarter, marked by our return to profitability,” said HeartCore CEO Sumitaka Kanno. “These results reflect the resilience of our software business, which was bolstered by a significant deal with a major infrastructure company that was closed during the quarter. Our second quarter results were particularly encouraging, especially during a period without any Go IPO client listings. We signed our 15th and 16th Go IPO contract wins late in the second quarter and early in the third quarter, but more notably, we expect one of our existing Go IPO clients to successfully list on the Nasdaq Stock Market in the near-term. This is expected to further strengthen our results in the third quarter. In the broader IPO market, there were several other APAC-based companies outside of our pipeline that successfully listed in 2025, which we view as a positive indicator for our Go IPO business. Looking ahead, we are excited to host our Go IPO Korea event next month, which we hope will mark the beginning of a stronger presence in the Korean market. With encouraging signs from the general IPO landscape, we remain focused on expanding our reach to APAC companies seeking to list on U.S. exchanges, while continuing to guide our existing clients throughout the listing process and ultimately, across the finish line as a publicly traded company.”

Second Quarter 2025 Financial Results

Revenues increased by 16.7% to $4.7 million, compared to $4.1 million in the same period last year. The increase was primarily due to (i) the increased sale of on-premise software mainly from multiple large orders of CMS licenses in the second quarter of 2025, compared to the same period last year, (ii) increased software-as-a-service (“SaaS”) revenue due to the Company putting more efforts into expanding and promoting its traditional SaaS business in Japan, and (iii) obtaining more orders, partially offset by (iv) a decrease in customized software development and services revenue in connection with the intense competition of the software market in the U.S., and a decrease in software development and other services, mainly as the Company shifted its business strategies to focus more on development and expansion its on-premise software revenue and SaaS revenue.

Gross profit increased 175.2% to $2.2 million, compared to $0.8 million in the same period last year. The increase was primarily due to (i) an increase in gross profit from sales of on-premise software as the sale increased dramatically while there was not much change in the corresponding costs as the product was developed independently and fixed costs which were not proportional to sales, (ii) an increase in gross profit from customized software development and services as Sigmaways reduced outsourcing costs by ending cooperation with costly vendors, resulting in costs that decreased more dramatically than revenue did, and (iii) an increase in gross profit from the Company’s IPO consulting services.

Operating expenses decreased to $2.1 million, compared to $2.3 million in the same period last year. The decrease was primarily due to a decrease in general and administrative expenses.

Net income was $1.1 million, compared to a net loss of $2.2 million in the same period last year, as a result of the aforementioned increases in revenue and gross profit.

Adjusted EBITDA was $0.1 million for the second quarter of 2025, compared to $(1.2) million in the same period last year.

As of June 30, 2025, the Company had cash and cash equivalents of $2.3 million, compared to $2.1 million on December 31, 2024.

Six Months Ended June 30, 2025 Financial Results

Revenues were $8.3 million, compared to $9.1 million in the same period last year. The decrease was primarily due to (i) a decrease in customized software development and services revenue in connection with a slowdown in Sigmaways revenue, driven by intensified competition in the U.S. software market, (ii) decreased Go IPO consulting services revenue mainly due to fewer ongoing IPO consulting projects, (iii) decreased software development and other services revenue mainly as the Company shifted its business strategies to focus more on development and expansion of its on-premise software and SaaS revenue in the second quarter of 2025, resulting in fewer resources and efforts dedicated to software development and other services, partially offset by (iv) an increase in on-premise software revenue due to the Company obtaining several large CMS license orders in the current period.

Gross profit increased 16.9% to $3.3 million, compared to $2.8 million in the same period last year. The increase was primarily due to (i) an increase in gross profit from the sale of on-premise software, as sales rose significantly while related costs remained largely unchanged since the product was independently developed with fixed costs not proportional to sales, and (ii) increased gross profit from customized software development and services, as Sigmaways reduced outsourcing costs by ending cooperation with costly vendors in the current period.

Operating expenses decreased to $4.4 million, compared to $5.0 million in the same period last year. The improvement was primarily due to a decrease in general and administrative expenses.

Net loss improved to $2.1 million, compared to a loss of $3.7 million in the same period last year, as a result of the aforementioned increase in gross profit during the period and increase in revenue in the second quarter.

Adjusted EBITDA was $(1.1) million for the six months ended June 30, 2025, compared to $(1.6) million in the same period last year.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading enterprise software and consulting services company. HeartCore offers Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. HeartCore’s GO IPOSM consulting services helps Japanese-based companies go public in the U.S. Additional information about the Company’s products and services is available at and https://heartcore-enterprises.com/.

Non-GAAP Financial Measures Disclaimer

This document includes references to adjusted EBITDA, which is a non-GAAP financial measure. For the purposes of this presentation, adjusted EBITDA is calculated by adjusting net loss to exclude depreciation and amortization, changes in fair value of investments in marketable securities, changes in fair value of investment in warrants, interest income, and interest expenses.

This measure is presented as supplemental information and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Management believes that adjusted EBITDA provides useful information to investors by highlighting the Company’s core operational performance, excluding non-cash and non-recurring items. However, non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

For the three months ended June 30,
Item	2025	2024
Net loss	$1.1 million	$-2.2 million
(+) Depreciation and amortization expense	$0.0 million	$0.2 million
(+) Changes in fair value of investments in marketable securities	$-0.9 million	$0.2 million
(+) Changes in fair value of investment in warrants	$-0.1 million	$0.6 million
(-) Interest income	$0.0 million	$0.0 million
(+) Interest expenses	$0.0 million	$0.0 million
Adjusted EBITDA	$0.1 million	$-1.2 million

For the six months ended June 30,
Item	2025	2024
Net loss	$-2.1 million	$-3.7 million
(+) Depreciation and amortization expense	$0.0 million	$0.4 million
(+) Changes in fair value of investments in marketable securities	$0.9 million	$0.4 million
(+) Changes in fair value of investment in warrants	$-0.1 million	$1.2 million
(-) Interest income	$0.0 million	$0.0 million
(+) Interest expenses	$0.1 million	$0.1 million
Adjusted EBITDA	$-1.1 million	$-1.6 million

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gateway-grp.com

(949) 574-3860

HEARTCORE ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,347,622	$2,121,089
Accounts receivable	3,000,337	1,950,050
Investments in marketable securities	2,495,016	4,495,703
Prepaid expenses	503,171	458,839
Current portion of long-term note receivable	100,000	100,000
Due from related party	44,148	40,139
Deferred offering costs	250,000	-
Other current assets	186,944	251,545
Total current assets	8,927,238	9,417,365

Non-current assets:
Accounts receivable, non-current	1,058,539	752,930
Property and equipment, net	442,475	584,854
Operating lease right-of-use assets	1,853,466	1,936,097
Long-term investment in warrants	650,446	577,786
Long-term note receivable	100,000	100,000
Deferred tax assets	138,263	152,300
Security deposits	225,649	307,996
Long-term loan receivable from related party	114,230	123,928
Other non-current assets	15,014	11,778
Total non-current assets	4,598,082	4,547,669

Total assets	$13,525,320	$13,965,034

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,758,084	$2,039,323
Accounts payable and accrued expenses - related party	22,924	47,199
Accrued payroll and other employee costs	752,787	675,502
Due to related parties	590	932
Short-term debt - related party	75,000	75,000
Current portion of long-term debts	382,494	401,255
Insurance premium financing	90,869	16,626
Factoring liability	226,212	172,394
Operating lease liabilities, current	290,886	371,951
Finance lease liabilities, current	17,666	15,956
Income tax payables	716,263	822,014
Deferred revenue	1,702,068	1,876,490
Derivative liability	236,141	-
Other current liabilities	821,858	907,080
Total current liabilities	7,093,842	7,421,722

Non-current liabilities:
Long-term debts	1,097,263	1,238,813
Operating lease liabilities, non-current	1,613,378	1,614,996
Finance lease liabilities, non-current	39,085	43,593
Asset retirement obligations	122,735	183,895
Total non-current liabilities	2,872,461	3,081,297

Total liabilities	9,966,303	10,503,019

Shareholders’ equity:
Preferred shares, $0.0001 par value, 20,000,000 shares authorized; Series A convertible preferred shares, 2,000 and no shares designated, issued and outstanding as of June 30, 2025 and December 31, 2024, respectively; aggregate liquidation preference of $2,200,611 and nil as of June 30, 2025 and December 31, 2024, respectively	-	-
Common shares, $0.0001 par value, 200,000,000 shares authorized, 23,310,770 and 21,937,987 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	2,331	2,193
Subscription receivable	-	(103,942)
Additional paid-in capital	22,676,912	20,656,153
Accumulated deficit	(18,231,933)	(16,244,843)
Accumulated other comprehensive income	393,124	343,936
Total HeartCore Enterprises, Inc. shareholders’ equity	4,840,434	4,653,497
Non-controlling interests	(1,281,417)	(1,191,482)
Total shareholders’ equity	3,559,017	3,462,015

Total liabilities and shareholders’ equity	$13,525,320	$13,965,034

HEARTCORE ENTERPRISES, INC.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

	For the six months ended June 30,
	2025	2024

Revenues	$8,331,272	$9,113,120
Cost of revenues	5,013,393	6,275,050
Gross profit	3,317,879	2,838,070

Operating expenses:
Selling expenses	676,782	399,115
General and administrative expenses	3,492,415	4,428,712
Research and development expenses	285,374	200,402
Total operating expenses	4,454,571	5,028,229

Income (loss) from operations	(1,136,692)	(2,190,159)

Other income (expenses):
Changes in fair value of investments in marketable securities	(928,955)	(430,331)
Changes in fair value of investment in warrants	72,660	(1,237,707)
Interest income	4,861	4,624
Interest expenses	(61,798)	(73,701)
Other income	56,920	134,874
Other expenses	(29,797)	(49,050)
Total other income (expenses)	(886,109)	(1,651,291)

Income (loss) before income tax expense (benefit)	(2,022,801)	(3,841,450)

Income tax expense (benefit)	53,074	(152,330)

Net income (loss)	(2,075,875)	(3,689,120)
Less: net loss attributable to non-controlling interests	(88,785)	(404,670)
Net income (loss) attributable to HeartCore Enterprises, Inc.	(1,987,090)	(3,284,450)
Dividends accrued on Series A convertible preferred shares	(611)	-
Net income (loss) attributable to HeartCore Enterprises, Inc. common shareholders	$(1,987,701)	$(3,284,450)

Other comprehensive income (loss):
Foreign currency translation adjustment	48,038	(13,825)

Total comprehensive income (loss)	(2,027,837)	(3,702,945)
Less: comprehensive loss attributable to non-controlling interests	(89,935)	(412,471)
Comprehensive income (loss) attributable to HeartCore Enterprises, Inc.	$(1,937,902)	$(3,290,474)

Net income (loss) per common share attributable to HeartCore Enterprises, Inc.
Basic	$(0.09)	$(0.16)
Diluted	$(0.09)	$(0.16)

Weighted average common shares outstanding
Basic	22,072,324	20,859,429
Diluted	22,072,324	20,859,429

HEARTCORE ENTERPRISES, INC.

Unaudited Consolidated Statements of Cash Flows

	For the six months ended June 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(2,075,875)	$(3,689,120)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization expenses	42,437	374,946
Loss on disposal of property and equipment	117,305	1,894
Amortization of debt issuance costs	2,194	2,296
Non-cash lease expense	163,354	182,546
Gain on termination of lease	(9,059)	(469)
Deferred income taxes	28,008	(153,531)
Stock-based compensation	60,204	147,754
Changes in fair value of investments in marketable securities	928,955	430,331
Changes in fair value of investment in warrants	(72,660)	1,237,707
Gain on settlement of asset retirement obligations	(45,873)	-
Changes in assets and liabilities:
Accounts receivable	(1,145,166)	(823,402)
Prepaid expenses	126,001	158,110
Other assets	182,063	(7,526)
Accounts payable and accrued expenses	(320,566)	272,375
Accounts payable and accrued expenses - related party	(23,386)	21,956
Accrued payroll and other employee costs	31,589	(278,361)
Due to related parties	(370)	(1,246)
Operating lease liabilities	(159,030)	(183,047)
Income tax payables	(108,943)	(152,697)
Deferred revenue	(282,704)	165,073
Other liabilities	(113,370)	558,667
Net cash flows used in operating activities	(2,674,892)	(1,735,744)

Cash flows from investing activities:
Purchases of property and equipment	(1,235)	(4,134)
Prepayment for property and equipment	-	(35,209)
Purchase of investment in SAFE	-	(75,000)
Net proceeds from sale of warrants	-	5,640,000
Proceeds from sale of marketable securities	1,071,732	-
Repayment of loan provided to related party	21,139	21,166
Net cash flows provided by investing activities	1,091,636	5,546,823

Cash flows from financing activities:
Payments for finance leases	(8,375)	(8,526)
Proceeds from short-term debt	134,689	68,138
Repayment of short-term and long-term debts	(395,495)	(281,451)
Repayment of insurance premium financing	(65,257)	(60,201)
Net proceeds from factoring arrangement	53,818	-
Net repayment of factoring arrangement	-	(242,008)
Capital contribution from non-controlling shareholder	-	67,195
Distribution of dividends	-	(417,283)
Proceeds from issuance of common shares	30,445	-
Proceeds from collection of subscription receivable	103,942	-
Proceeds from exercise of stock options	117,000	-
Proceeds from issuance of Series A convertible preferred shares and common shares related to securities purchase agreement, net of share issuance costs	1,800,000	-
Net cash flows provided by (used in) financing activities	1,770,767	(874,136)

Effect of exchange rate changes	39,022	(143,073)

Net change in cash and cash equivalents	226,533	2,793,870

Cash and cash equivalents - beginning of the period	2,121,089	1,012,479

Cash and cash equivalents - end of the period	$2,347,622	$3,806,349
	-
Supplemental cash flow disclosures:
Interest paid	$63,320	$74,063
Income taxes paid	$131,118	$117,524

Non-cash investing and financing transactions:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$23,495	$125,735
Insurance premium financing	$139,500	$172,689
Warrants converted to marketable securities	$-	$223,481
Issuance of common shares related to equity purchase agreement	$250,000	$-
Dividends accrued on Series A convertible preferred shares	$611	$-